UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



     Delaware                           0-26224                 51-0317849
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On June 30, 2006, Integra LifeSciences Corporation (the "Buyer"), a wholly owned subsidiary of Integra LifeSciences Holdings Corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Integra California, Inc., Kinetikos Medical, Inc. ("KMI"), Telegraph Hill Partners Management LLC, as Shareholders Representative, and the shareholders party thereto to acquire the outstanding stock of KMI.

The total purchase price will be $40 million in cash, subject to certain adjustments, including future earn-out payments of up to $20 million, based on the sales of certain specified products during the two-year period following the consummation of the merger.

At the effective time of the merger, Integra California, Inc., which is a wholly-owned subsidiary of the Buyer, will be merged with and into KMI, with KMI being the surviving corporation in the merger and becoming a wholly-owned subsidiary of the Buyer.

Pursuant to the Merger Agreement, each common shareholder will receive a pro rata share of the purchase price less KMI's existing debt, the payment of certain expenses incurred by KMI in connection with this transaction and the payment of liquidation preferences to KMI's preferred shareholders.

The Buyer has entered into an employment agreement with James Ham, the President and CEO of KMI, which shall become effective at the closing.

The Buyer has entered into a voting agreement with certain KMI shareholders who own approximately 53% of the outstanding shares of KMI's capital stock on a fully-diluted basis, pursuant to which the KMI shareholders have agreed to vote in favor of the merger.

Consummation of the merger is subject to KMI obtaining approval of 96% of its shareholders, KMI's shareholders entering into a shareholder representative agreement, pursuant to which they will appoint Telegraph Hill Partners Management LLC as their representative to interact with the Buyer with respect to any disputes arising under the Merger Agreement during the post-closing period, and certain other customary conditions.

A copy of the Agreement and Plan of Merger is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

A copy of the press release issued by the Company announcing the entering into the agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. The eighth paragraph of Exhibit
99.1 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in the eighth paragraph of Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.


ITEM 7.01.   REGULATION FD DISCLOSURE.

The eighth paragraph of Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference into this Item.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not

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be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 Agreement and Plan of Merger, dated as of June 30, 2006, by and between Integra LifeSciences Corporation, Integra California, Inc., Kinetikos Medical, Inc., Telegraph Hill Partners Management LLC, as Shareholders Representative, and the Shareholders party thereto

99.1             Press release issued June 30, 2006


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

           Date: July 7, 2006          By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer



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                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 Agreement and Plan of Merger, dated as of June 30, 2006, by and between Integra LifeSciences Corporation, Integra California, Inc., Kinetikos Medical, Inc., Telegraph Hill Partners Management LLC, as Shareholders Representative, and the Shareholders party thereto

99.1             Press release issued June 30, 2006